                                                                   EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
First Physician Care, Inc.


We consent to the references to our firm under the captions "Selected Consolidated Financial Data - FPC" and "Experts" and to the use of our report dated April 18, 1997, with respect to the consolidated financial statements of First Physician Care, Inc. included in Amendment No. 2 to the Prospectus-Proxy Statement and Registration Statement on Form S-4 (No. 333-45209) of PhyCor, Inc.




                                                 ERNST & YOUNG LLP







Atlanta, Georgia
April 8, 1998